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                                                                  Exhibit 4.3(a)

                            CERTIFICATE OF TRUST OF
                             ONEOK CAPITAL TRUST I

                  THIS Certificate of Trust of ONEOK CAPITAL TRUST I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").
              ------           -- ---

                  1.  Name. The name of the business trust formed hereby is
                      ----
ONEOK CAPITAL TRUST I.


                  2.  Delaware Trustee. The name and business address of the
                      ----------------
trustee of the Trust in the State of Delaware is


                  3.  Effective Date. This Certificate of Trust shall be
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effective upon filing with the Secretary of State.


                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                                                              ,
                                                      as
                                                      trustee


                                                      By:______________________


                                                                              ,
                                                      as trustee


                                                      By:______________________